                                                                     EXHIBIT 1.1


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                             POGO PRODUCING COMPANY

                            (a Delaware corporation)

                        6,135,664 Shares of Common Stock





                               PURCHASE AGREEMENT









Dated: November 1, 2001

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

                                TABLE OF CONTENTS

                                                                                                               Page
Section 1.        Representations and Warranties..................................................................2
         (a)      Representations and Warranties by the Company...................................................2
         (b)      Representations and Warranties by the Selling Stockholders......................................8
         (c)      Officer's Certificates.........................................................................12
Section 2.        Sale and Delivery to Underwriters..............................................................12
         (a)      Initial Securities.............................................................................12
         (b)      Option Securities..............................................................................13
         (c)      Payment........................................................................................13
         (d)      Denominations; Registration....................................................................14
Section 3.        Covenants of the Company.......................................................................14
         (a)      Compliance with Securities Regulations and Commission Requests.................................14
         (b)      Filing of Amendments...........................................................................14
         (c)      Delivery of Registration Statements............................................................14
         (d)      Delivery of Prospectus.........................................................................15
         (e)      Continued Compliance with Securities Laws......................................................15
         (f)      Blue Sky Qualifications........................................................................15
         (g)      Rule 158.......................................................................................15
         (h)      Restriction on Sale of Securities..............................................................16
         (i)      Reporting Requirements.........................................................................16
Section 4.        Payment of Expenses............................................................................17
         (a)      Expenses.......................................................................................17
         (b)      Expenses of the Selling Stockholders...........................................................17
         (c)      Termination of Agreement.......................................................................17
Section 5.        Conditions of Obligations of Underwriters and Selling Stockholders.............................17
         (a)      Effectiveness of Registration Statement........................................................18
         (b)      Opinion of Counsel for Company.................................................................18
         (c)      Opinion of Counsel for the Selling Stockholders................................................18
         (d)      Opinion of Counsel for Underwriters............................................................18
         (e)      Officers' Certificate..........................................................................18
         (f)      Certificate of Selling Stockholders............................................................19
         (g)      Accountant's Comfort Letter....................................................................19
         (h)      Bring-down Comfort Letter......................................................................19
         (i)      Conditions to Purchase of Option Securities....................................................19
         (j)      Additional Documents...........................................................................20
         (k)      Termination of Agreement.......................................................................20
Section 6.        Indemnification................................................................................21
         (a)      Indemnification of Underwriters................................................................21
         (b)      Indemnification of the Company, Directors and Officers and Selling Stockholders................22
         (c)      Actions against Parties; Notification..........................................................22
         (d)      Settlement without Consent if Failure to Reimburse.............................................23
Section 7.        Contribution...................................................................................23

Section 8.        Representations, Warranties and Agreements to Survive Delivery.................................24
Section 9.        Termination of Agreement.......................................................................25
         (a)      Termination; General...........................................................................25
         (b)      Liabilities....................................................................................25
Section 10.       Default by One or More of the Underwriters.....................................................25
Section 11.       Default by One or More of the Selling Stockholders.............................................26
Section 12.       Notices........................................................................................26
Section 13.       Parties........................................................................................27
Section 14.       Governing Law and Time.........................................................................27
Section 15.       Effect of Headings.............................................................................27


SCHEDULES
         Schedule A - List of Underwriters
         Schedule B - Pricing Information
         Schedule C - List of Selling Stockholders


                             POGO PRODUCING COMPANY
                            (a Delaware corporation)
                        6,135,664 Shares of Common Stock
                           (Par Value $1.00 Per Share)


                               PURCHASE AGREEMENT

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith, Incorporated
Goldman, Sachs & Co.
     c/o Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith, Incorporated
     World Financial Center, North Tower
     New York, New York  10281-1209

Ladies and Gentlemen:

         POGO PRODUCING COMPANY, a Delaware corporation (the "Company"), and the selling stockholders listed on Schedule C hereto (collectively, the "Selling Stockholders") confirm their agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith, Incorporated ("Merrill Lynch") and Goldman, Sachs & Co. (collectively, the "Underwriters"), with respect to the sale by the Selling Stockholders and the purchase by the Underwriters, acting severally and not jointly, of the 6,135,664 shares of Common Stock, par value $1.00 per share, of the Company ("Common Stock"), and with respect to the grant by the Selling Stockholders to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 920,349 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 6,135,664 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 920,349 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

         The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deems advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-3 (No. 333-67234) and pre-effective amendment no. 1 thereto covering the registration of Common Stock (including the Securities) under the Securities Act of 1933, as amended (the "1933 Act"), and the offering from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). The registration statement, including any Rule 462(b) Registration Statement (as defined below), was declared effective by the Commission on September 13, 2001. Such registration statement (as so amended), including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the "Rule 430A Information") or Rule 434(d) of the 1933 Act Regulations (the "Rule 434 Information"), is referred to herein collectively as the "Registration Statement," and the final prospectus and the final prospectus supplement relating to the offering of the Securities, in the forms first furnished to the Underwriters by the Company for use in connection with the offering of the Securities, are collectively referred to herein as the "Prospectus;" provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of this Agreement; provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then all references to "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement; and provided, further, that if the Company elects to rely upon Rule 434 of the 1933 Act Regulations, then all references to "Prospectus" shall also be deemed to include the final or preliminary prospectus and the applicable term sheet or abbreviated term sheet (the "Term Sheet"), as the case may be, in the forms first furnished to the Underwriters by the Company in reliance upon Rule 434 of the 1933 Act Regulations, and all references to the date of the Prospectus shall mean the date of the Term Sheet. A "preliminary prospectus" shall be deemed to refer to (i) each prospectus used before the Registration Statement became effective and (ii) any prospectus that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations and was used after such effectiveness and prior to the initial delivery of the Prospectus to the Underwriters by the Company. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be, prior to the execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be, after the date of this Agreement.

Section 1. Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter and Selling Stockholder as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of the Date of Delivery (if any) referred to in Section 2(b) hereof, as follows:

                  (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement (including any Rule 462(b) Registration Statement) became effective under the 1933 Act on September 13, 2001 and no stop order suspending the effectiveness of the Registration

         Statement (or such Rule 462(b) Registration Statement) has been issued under the 1933 Act and, to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission, and there has been no request on the part of the Commission for additional information.

                  At the respective times the Registration Statement (including any Rule 462(b) Registration Statement) and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement (including any Rule 462(b) Registration Statement) and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus or any amendments or supplements thereto, at the Closing Time and at each Date of Delivery, if any, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company elects to rely upon Rule 434 of the 1933 Act Regulations, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch or by a Selling Shareholder expressly for use in the Registration Statement or the Prospectus.

                  Each preliminary prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statements and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (iii) Independent Accountants. To the Company's knowledge, the accountants who certified the financial statements and supporting schedules thereto included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iv) Financial Statements. The financial statements included in the Registration Statements and the Prospectus, together with the related schedules and notes, as well as those financial statements of any other entity included therein, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries, or such other entity, at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries, or such other entity, for the periods specified. Such financial statements have been prepared in conformity with accounting principles generally accepted in the United States ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in all material respects in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate in all material respects to give effect to the transactions and circumstances referred to therein.

                  (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for the $0.03 per share regular quarterly dividends on the Common Stock and $0.8125 per security regular quarterly dividend on its 6 1/2% Cumulative Quarterly Income Convertible Preferred Securities Due 2029 paid by Pogo Trust I, a Delaware business trust ("Pogo Trust I"), there has been no dividend or distribution of any kind declared, paid or made by the Company or Pogo Trust I on any class of its capital stock.

                  (vi) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (vii) Good Standing of Subsidiaries. Each corporate "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a "Designated Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Designated Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and (except for directors' qualifying shares or shares that are required under the laws of any foreign jurisdiction to be owned by others) is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, claim or equity other than the preferential purchase rights granted pursuant to
         Article 12.2 of the joint operating agreement governing the Company's interests in its concession license covering Block B8/32 in the Gulf of Thailand. None of the outstanding shares of capital stock of the Designated Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, or under the charter or by-laws of any Designated Subsidiary or under any agreement to which the Company or any Designated Subsidiary is a party. The subsidiaries of the Company other than the Designated Subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

                  (viii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the balance sheet of the Company included in its Report on Form 10-Q for the calendar quarter ended September 30, 2001 (except for subsequent issuances pursuant to reservations, agreements or employee or director plans referred to in the Prospectus, or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Stockholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                  (ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                  (x) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Selling Stockholders are validly authorized, validly issued, fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the sale of the Securities by the Selling Stockholders is not subject to the preemptive or other similar rights of any securityholder of the Company.

                  (xi) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such violations or defaults that have not resulted or would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement as described in the Prospectus and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, have not resulted or would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or its subsidiaries of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or its subsidiaries or any of their assets or properties. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

                  (xii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                  (xiii) Absence of Proceedings. Except as disclosed in the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder.

                  (xiv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement except such as have been already obtained or as may be required under federal securities laws and under state securities or "blue sky" laws of any jurisdiction.

                  (xv) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such Governmental License would not, singly or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

                  (xvi) Title to Property. Each of the Company and its subsidiaries has (i) generally satisfactory title to its oil and gas properties, title investigations having been carried out by the Company in accordance with the practice in the oil and gas industry in the areas in which the Company operates, (ii) good and marketable title to all other real property owned by it to the extent necessary to carry on its business and good title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of properties of the Company and its subsidiaries, considered as one enterprise, and do not interfere with the use made and proposed to be made of such properties by the Company or its subsidiaries, considered as one enterprise; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and, except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiaries thereof to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (xvii) Environmental Laws. Except as described in the Prospectus and except for such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"); (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
         (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws.

                  (xviii) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities by the Selling Stockholders as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xix) Registration Rights. Other than the Registration Rights Agreement dated as of March 14, 2001 entered into by the Company in connection with its acquisition of NORIC Corporation (the "Registration Rights Agreement"), there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act, other than rights which have been waived, satisfied or not exercised in accordance with the offering contemplated hereby. All obligations under such agreements to include any securities of the Company in the Registration Statement have been satisfied or waived.

                  (xx) Listing. The Securities have been listed on the New York Stock Exchange.

         (b) Representations and Warranties by the Selling Stockholders. Each Selling Stockholder severally represents and warrants to each Underwriter and the Company as of the date hereof with respect to itself, as of the Closing Time, and, if the Selling Stockholder is selling

Option Securities on the Date of Delivery, as of the Date of Delivery, and agrees with each Underwriter, as follows:

                  (i) Authorization of Agreements. Such Selling Stockholder has the full right, power and authority to enter into this Agreement, and an Irrevocable Power of Attorney (the "Power of Attorney") between it and Goelet, LLC, as attorney-in-fact (the "Attorney-in-Fact"). The execution and delivery of this Agreement and the Power of Attorney by such Selling Stockholder and the sale and delivery of the Securities to be sold by such Selling Stockholder and the consummation of the transactions contemplated herein and compliance by such Selling Stockholder with its obligations hereunder have been duly authorized by such Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Stockholder or any property or assets of such Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound, or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Stockholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties.

                  (ii) Rights to Securities. The Securities to be sold by such Selling Stockholder, before delivery thereof to Cede and Co. as nominee for DTC (as defined in Section 2(c) hereof), pursuant to this Agreement are certificated securities in registered form and, before delivery thereof to Cede and Co. as nominee for DTC, are not held by or through any securities intermediary (within the meaning of the Uniform Commercial Code as in effect in the state of New York ("NYUCC"). Such Selling Stockholder has, and, if Initial Securities are being sold by such Selling Stockholder, at the Closing Time (and, if Option Securities are being sold by such Selling Stockholder, on the Date of Delivery) will have, full right, power and authority to hold, sell, transfer and deliver the Securities then to be sold by such Selling Stockholder hereunder, in each case, free and clear of any adverse claim (as defined in Section 8-102(a)(1) of the NYUCC) to such Securities or any security entitlement therein (within the meaning of Section 8-501 of the NYUCC). Upon the delivery to DTC or its agent, by or on behalf of such Selling Stockholder, of Securities registered in the name of Cede & Co., as nominee for DTC, and the crediting by DTC of such Securities to the securities account of Merrill Lynch with DTC (all in accordance with the third paragraph of Section 2(c) hereof), DTC will be a "protected purchaser" (as defined in Section 8-303 of the NYUCC) of such Securities and will acquire its interest in such Securities (including, without limitation, all rights that such Selling Stockholder had or has the power to transfer in such Securities) free of any adverse claim (as defined in Section 8-102(a)(1) of the NYUCC). Upon the payment of the purchase price for such Securities and the crediting by DTC of such Securities to the securities account of Merrill Lynch with DTC (all in accordance with the third paragraph of Section 2(c) hereof), Merrill Lynch will acquire a valid security entitlement (within the meaning of Section 8-501 of the NYUCC) in respect of such Securities, and no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on an adverse claim to such security entitlement may be asserted against Merrill Lynch.

                  (iii) Due Execution of Power of Attorney. Such Selling Stockholder has duly executed and delivered, in the form heretofore furnished to the Underwriters, the Power of Attorney; the Attorney-in-Fact is authorized to deliver the Securities to be sold by such Selling Stockholder hereunder and to accept payment therefor; and the Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificate referred to in Section 5(f) or that may be required pursuant to Section 5(m) on behalf of such Selling Stockholder, to sell, assign and transfer to the Underwriters the Securities to be sold by such Selling Stockholder hereunder, to determine, subject to the limitations contained in the Power of Attorney to which such Selling Stockholder is a party with respect to the minimum price at which the Securities of such Selling Stockholders may be sold and the maximum number of Securities of such Selling Stockholder that may be sold, the purchase price to be paid by the Underwriters to such Selling Stockholder, as provided in Section 2(a) hereof, and otherwise to act on behalf of such Selling Stockholder in connection with this Agreement to the extent provided in the Power of Attorney.

                  (iv) Absence of Manipulation. Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (v) Absence of Knowledge of Material Adverse Developments. Such Selling Stockholder's decision to sell Securities hereunder was not based upon any knowledge of a material adverse development affecting the Company that has not been publicly disclosed by the Company in its filings with the Commission under the 1934 Act.

                  (vi) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by such Selling Stockholder of its obligations hereunder or in the Power of Attorney, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

                  (vii) Restriction on Sale of Securities. Each Selling Stockholder agrees that during a period of 90 days from the date of the Prospectus, such Selling Stockholder will not, without the prior written consent of Merrill Lynch, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or request or demand that the Company file any registration statement under the 1933 Act related to the Common Stock or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) shares of Common Stock transferred pursuant to a bona fide gift and the transferee of such shares agrees with the Underwriters, in form and substance satisfactory to the Underwriters, to the same restrictions as set forth in this paragraph or (C) in the case of a Charity Selling Stockholder identified on Schedule C, transactions in shares of Common Stock held as part of the endowment of such Selling Stockholder (or otherwise held on its behalf) by persons other than the Selling Stockholder who hold discretionary investment power.

                  (viii) Certificates Suitable for Transfer. On or before the date hereof, certificates for all of the Securities to be sold by such Selling Stockholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Attorney-in-Fact, and the Attorney-in-Fact has placed such certificates in custody with the Company's transfer agent, in each case with irrevocable conditional instructions to deliver such Securities to Cede & Co., as nominee for DTC, for credit to the account of Merrill Lynch with DTC for the benefit of the Underwriters in accordance with the third paragraph of Section 2(c) hereof.

                  (ix) Accurate Disclosure. On the date hereof and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement and any amendments or supplements thereto complied with and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus or any amendments or supplements thereto, at the Closing Time and at the Date of Delivery, if any, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding two sentences apply with respect to a Selling Stockholder only to the extent that any statements in or omissions from the Registration Statement or the Prospectus are based on written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use therein, it being understood and agreed that, for purposes of this Agreement, the only such information furnished by or on behalf of such Selling Stockholder consists of the following information: (A) in the Registration Statement at the time it became effective, under the caption "Selling Stockholders," the name of such Selling Stockholder set forth in the table appearing in such section, the number of shares of Common Stock owned by it on such date appearing in such table, and the information in the second and third sentences of footnote (1) to such table and in footnote (2) to such table, in each case pertaining to such Selling Stockholder; (B) in the Prospectus dated September 13, 2001, under the caption "Selling

         Shareholders," the name of such Selling Stockholder set forth in the table appearing on pages 9,10 and 11, the number of shares of Common Stock owned by it on September 13, 2001 appearing in such table, and the information in the second and third sentences of footnote (1) to such table and in footnote (2) to such table, in each case pertaining to such Selling Stockholder; and (C) in the Prospectus Supplement included in the Prospectus, the name of such Selling Stockholder set forth in the table appearing on pages S-11 and S-12, the other information (excluding percentages) appearing in such table pertaining to such Selling Stockholder, and the information in the second and third sentences of footnote (1) to such table, in footnotes (2), (3) and (4) to such table, and in the three paragraphs of text appearing under the numbered footnotes on page S-12, in each case pertaining to such Selling Stockholder; it being understood that it is the intention of the Selling Stockholders, the Company and the Underwriters that each item of information covered by (and not excluded from) the foregoing clauses (A), (B) and (C) is being severally furnished by at least one Selling Stockholder.

                  (x) No Association with NASD. Neither such Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of clause (dd) of Article I of the By-laws of the National Association of Securities Dealers, Inc.), either of the Underwriters.

         (c) Officer's Certificates. Any certificate signed by any officer of the Company, or any of its subsidiaries delivered to the Underwriters or to counsel for the Underwriters or to the Selling Stockholders or counsel for the Selling Stockholders shall be deemed a representation and warranty by the Company to each Underwriter or Selling Stockholder, as the case may be, as to the matters covered thereby; and any certificate signed by or on behalf of any Selling Stockholder, as such and delivered to the Underwriters, the Company, counsel for the Underwriters or counsel for the Company pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Stockholder to the Underwriters or the Company, as applicable, as to the matters covered thereby.

Section 2. Sale and Delivery to Underwriters.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, (i) each of the Selling Stockholders, acting severally and not jointly, agrees to sell to each Underwriter, at the price per share set forth in Schedule B, that portion of the number of Initial Securities set forth in Schedule C opposite the name of such Selling Stockholder that the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities and (ii) each of the Underwriters, severally and not jointly, agrees to purchase from each Selling Stockholder, at the price per share set forth in Schedule B, that portion of the number of Initial Securities set forth in Schedule C opposite the name of such Selling Stockholder that the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholders, acting severally and not jointly, hereby grant an option to the Underwriters, severally and not jointly, to purchase, from the Selling Stockholders, up to an additional 920,349 shares of Common Stock, in the respective amounts set forth in Schedule C as to each Selling Stockholder, at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part (but not more than once) only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities, upon at least one business day's notice by the Underwriters to the Company and the Selling Stockholders setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the time and date of payment and delivery for such Option Securities. Such time and date of delivery (the "Date of Delivery") shall be determined by the Underwriters, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Underwriters in their discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Houston, Texas, or at such other place as shall be agreed upon by the Underwriters and the Company, at 9:00 A.M. (Eastern standard time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern standard time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriters, the Company and the Selling Stockholders, on the Date of Delivery as specified in the notice from the Underwriters to the Company and the Selling Stockholders.

         Payment shall be made to the Selling Stockholders by wire transfer of immediately available funds to a bank account designated by the Attorney-in-Fact pursuant to each Selling Stockholder's Power of Attorney against delivery to the Underwriters for the respective accounts of the Underwriters of the Securities to be purchased by them in book entry form through the facilities of The Depositary Trust Company, New York, New York ("DTC"). It is understood that each Underwriter has authorized Merrill Lynch, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the

Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be as contemplated by the letter agreement between the Selling Stockholders and the Company's transfer agent, an executed copy of which has been provided to the Underwriters.

Section 3. Covenants of the Company. The Company covenants with each Underwriter as follows:


         (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, to the extent applicable, and will notify the Underwriters promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed,
(ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall object.

         (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts or duplicates thereof, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of Prospectus. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make such Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (f) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions in the United States and Canada as the Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.

         (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (h) Restriction on Sale of Securities. During a period of 60 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) any shares of Common Stock issued by the Company upon the exercise of an option, warrant or right or the conversion or split of a security outstanding on the date hereof and referred to in the Prospectus, (B) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, or (C) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan. In addition, the second preceding sentence shall not restrict the Company's ability to enter into any agreement to issue shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock in connection with an acquisition of assets, another company or business or a merger or other business combination, provided that the issuance of such shares of Common Stock or such other securities occurs after the expiration of such 60-day period.

         (i) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

Section 4. Payment of Expenses.

         (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to be issued and sold by the Company to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iii) the fees and disbursements of the Company's counsel, accountants and other advisors, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (v) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities and
(viii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

         (b) Expenses of the Selling Stockholders. Each Selling Stockholder will pay all expenses incident to the performance of such Selling Stockholder's respective obligations under, and the consummation of the transactions contemplated by, this Agreement, including the fees and disbursements of each Selling Stockholder's outside counsel, the fees and disbursements of the Shareholder Representative (as defined in the Registration Rights Agreement) and the fees and disbursements of counsel for the Shareholder Representative. As between the Company and the Selling Stockholders, this Section 4(b) shall not be deemed to modify or supercede any existing written agreement between the Company and any Selling Stockholder.

         (c) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 5. Conditions of Obligations of Underwriters and Selling Stockholders. The several obligations of the Selling Stockholders to sell the Initial Securities to the Underwriters shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Closing Time, the accuracy of the statements by the Company made in any certificates delivered to the Selling Stockholders pursuant to the provisions hereof and to the conditions set forth in Sections 5(b), (e), (g) and (h) below.

         The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of the Selling Stockholders delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement thereto, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

         (b) Opinion of Counsel for Company. At Closing Time, the Underwriters and the Selling Stockholders shall have received the favorable opinion, dated as of Closing Time, from (i) Baker Botts L.L.P., counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A hereto and (ii) Gerald A. Morton, Vice President-Law, Chief Regulatory Officer and Corporate Secretary of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit B hereto. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

         (c) Opinion of Counsel for the Selling Stockholders. At Closing Time, the Underwriters and the Company shall have received the favorable opinion, dated as of Closing Time, of Shearman & Sterling, counsel for the Selling Stockholders, and Hinckley, Allen & Snyder L.L.P., Richards, Layton & Finger and Randall K. Sadler & Associates, counsel for certain of the Selling Stockholders, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibits C, D, E and F, respectively, hereto and to such further effect as counsel to the Underwriters may reasonably request.

         (d) Opinion of Counsel for Underwriters. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Vinson & Elkins L.L.P., counsel for the Underwriters, with respect to the matters set forth in clauses (i), (iv) and (vi) and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

         (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters and the Selling Stockholders shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of

Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

         (f) Certificate of Selling Stockholders. At Closing Time, the Underwriters and the Company shall have received a certificate of the Attorney-in-Fact on behalf of each Selling Stockholder, dated as of Closing Time, to the effect that (i) the representations and warranties of such Selling Stockholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) such Selling Stockholder has complied in all material respects with all agreements and all conditions on its, his or her part to be performed under this Agreement at or prior to Closing Time.

         (g) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Underwriters and the Selling Stockholders shall have received from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (h) Bring-down Comfort Letter. At Closing Time, the Underwriters and the Selling Stockholders shall have received from Arthur Andersen LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (i) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Stockholders contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company and the Selling Stockholders hereunder shall be true and correct as of the Date of Delivery and, at the Date of Delivery, the Underwriters and, in the case of clauses (i), (iii) and (vi), the Selling Stockholders, shall have received:

                  (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

                  (ii) Certificate of Selling Stockholders. A certificate, dated such Date of Delivery, of each Selling Stockholder or the Attorney-in-Fact on behalf of such Selling Stockholder confirming that the certificate delivered at Closing Time pursuant to Section 5(f) remains true and correct as of such Date of Delivery.

                  (iii) Opinion of Counsel for Company. The favorable opinion of each of Baker Botts L.L.P., counsel for the Company, and Gerald A. Morton, Vice President-Law, Chief Regulatory Officer and Corporate Secretary of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the respective opinions required by
         Section 5(b) hereof.

                  (iv) Opinion of Counsel for Underwriters. The favorable opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

                  (v) Opinion of Counsel for the Selling Stockholders. The favorable opinion of Shearman & Sterling, counsel for the Selling Stockholders, and of Hinckley, Allen & Snyder L.L.P., Richards, Layton & Finger and Randall K. Sadler & Associates, counsel for certain of the Selling Stockholders, in form and substance satisfactory to counsel for the Underwriters, dated the Date of Delivery, relating to the Option Securities to be purchased on the Date of Delivery and otherwise to the same effect as the respective opinions required by Section 5(c) hereof.

                  (vi) Bring-down Comfort Letter. A letter from Arthur Andersen LLP, in form and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

         (j) Additional Documents. At Closing Time and at each Date of Delivery, Vinson & Elkins L.L.P, counsel for the Underwriters, shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and such counsel.

         (k) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on the Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Underwriters by notice to the Company at any time at or prior to Closing Time or the Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

Section 6. Indemnification.

         (a) Indemnification of Underwriters. The Company and each Selling Stockholder, severally and not jointly, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) from and against any and all loss, liability, claim damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that each Selling Stockholder shall be obligated to indemnify and hold harmless any Underwriter, and each person who controls any Underwriter within meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, only to the extent such loss, liability, claim, damage or expense arises out of an untrue statement made in reliance upon and in conformity with written information furnished to the Company or the Underwriters by such Selling Stockholder with respect to such Selling Stockholder expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided further, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A

Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that the Company shall not be obligated to indemnify and hold harmless any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, to the extent such loss, liability, claim, damage or expense arises out of an untrue statement made in reliance upon and in conformity with written information furnished to the Company by any Selling Stockholder with respect to such Selling Stockholder expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that notwithstanding the foregoing provisions, the aggregate amount of any Selling Stockholder's indemnity and contribution obligations under this Section 6 shall not exceed an amount equal to the net cash proceeds (before deducting expenses) received by such Selling Stockholder from the sale of Securities pursuant to this Agreement. The provisions of this
Section 6(a) shall not affect any agreement between the Company and the Selling Stockholders with respect to indemnification.

         (b) Indemnification of the Company, Directors and Officers and Selling Stockholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, each Selling Stockholder and each person, if any, who controls the Company or such Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by each of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate public offering price of the Securities as set forth on such cover.

         The relative fault of each of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, by the Selling

Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission, and (ii) the aggregate amount of any Selling Stockholder's contribution obligations under this Section 7 shall not exceed an amount equal to the net cash proceeds (before deducting expenses) received by such Selling Stockholder from the sale of Securities pursuant to this Agreement.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls a Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Stockholder. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

         The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholders with respect to contribution.

Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or any Selling Stockholder submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Selling Stockholders, and shall survive delivery of the Securities to the Underwriters.

Section 9. Termination of Agreement.

         (a) Termination; General. Merrill Lynch may terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, in which Merrill Lynch conducts sales of equity securities, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or Canada or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Selling Stockholders to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Selling Stockholders to sell the relevant Option Securities, as the case may be, either the Underwriters or the Company and the Selling Stockholders shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for a Underwriter under this
Section 10.

Section 11. Default by One or More of the Selling Stockholders. If a Selling Stockholder shall fail at Closing Time or at the Date of Delivery to sell and deliver the number of Securities which such Selling Stockholder is obligated to sell hereunder, and the remaining Selling Stockholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Stockholders as set forth in Schedule C hereto, then the Underwriters may, by notice from Merrill Lynch to the Company and the non-defaulting Selling Stockholders, either (a) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (b) elect to purchase the Securities which the non-defaulting Selling Stockholders have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Stockholder so defaulting from liability, if any, in respect of such default.

         In the event of a default by any Selling Stockholder as referred to in this Section 11, the Underwriters and the non-defaulting Selling Stockholders shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

Section 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters at Merrill Lynch, Pierce, Fenner & Smith Incorporated, North Tower, World Financial Center, New York, New York 10281-1201, attention of Equity Capital Markets; notices to the Company shall be directed to it at 5 Greenway Plaza, Suite 2700, Houston, Texas 77046-0504, attention of Corporate Secretary; and notices to the Selling Stockholders shall be directed to them, care of Goelet, LLC, 425 Park Avenue, 28th Floor, New York, NY 10022, attention of Mr. Robert W. Kiley.

Section 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal Underwriters, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and the Selling Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal Underwriters, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 14. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Stockholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Stockholders in accordance with its terms.

                                   Very truly yours,

                                   POGO PRODUCING COMPANY

                                   By:  /s/ GERALD A. MORTON
                                        ----------------------------------------
                                        Gerald A. Morton
                                        Vice President-Law, Chief Regulatory
                                        Officer and Corporate Secretary


                                   SELLING STOCKHOLDERS, listed on
                                   Schedule C hereto


                                   By:  GOELET, LLC
                                        Attorney-in-Fact

                                   By:  /s/ ROBERT W. KILLEY
                                        ----------------------------------------
                                        Robert W. Killey
                                        President and Chief Operation Officer


                                   By:  /s/ MARK ROSENBAUM
                                        ----------------------------------------
                                        Mark Rosenbaum
                                        Chief Financial Officer and Treasurer

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Goldman, Sachs & Co.
As Underwriters


By:   MERRILL LYNCH, PIERCE, FENNER &
      SMITH, INCORPORATED


By:   /s/ BRAD BYNUM
      -----------------------------------------------
      Brad Bynum
      Authorized Signatory

                                   SCHEDULE A

                                                                       NUMBER OF
                      NAME OF UNDERWRITER                          INITIAL SECURITIES
                      -------------------                          ------------------
Merrill Lynch Pierce Fenner & Smith, Incorporated                      3,834,790
Goldman, Sachs & Co.                                                   2,300,874
                                                                       ---------
Total                                                                  6,135,664
                                                                       =========



                                  Schedule A-1

                                   SCHEDULE B

                             POGO PRODUCING COMPANY

                        6,135,664 Shares of Common Stock
                           (Par Value $1.00 Per Share)

1. The public offering price per share for the Securities, determined as provided in said Section 2, shall be $25.50.

2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $24.353, being an amount equal to the public offering price set forth above less $1.147 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.




                                  Schedule B-1

                                   SCHEDULE C




                                                                                       NUMBER OF        NUMBER OF
                                                                                        INITIAL           OPTION
                                NAME OF SELLING SHAREHOLDER                           SECURITIES        SECURITIES
                                ---------------------------                           ----------        ----------
           Robert G. Goelet, Philip Goelet, Edmond
             de La Haye Jousselin, John H. Manice and
             Pamela Manice, as Trustees of the Trust under
             Agreement dated August 26, 1930 for the
             benefit of Beatrice G. Manice(1)......................                      773,284           115,993

           Robert G. Goelet, Philip Goelet, Edmond
             de La Haye Jousselin, John H. Manice and
             Pamela Manice, as Trustees of the Trust under
             Agreement dated July 27, 1935 for the
             benefit of Beatrice G. Manice(1)......................                      248,555            37,284

           Robert G. Goelet, Philip Goelet, Edmond
             de La Haye Jousselin, John H. Manice and
             Pamela Manice, as Trustees of the Trust
             under the Will of Robert Walton Goelet for
             the benefit of Beatrice G. Manice(1)..................                      165,705            24,855

           Alexandra C. Goelet, Philip Goelet and
             Edmond de La Haye Jousselin, as Trustees of the Trust
             under Agreement dated August 26, 1930 for
             the benefit of Robert G. Goelet(1)....................                      773,284           115,993

           Alexandra C. Goelet, Philip Goelet and
             Edmond de La Haye Jousselin, as Trustees of the Trust
             under Agreement dated July 27, 1935 for
             the benefit of Robert G. Goelet(1)....................                      248,555            37,284

           Robert G. Goelet, Alexandra C. Goelet, Philip
             Goelet and Edmond de La Haye Jousselin,
             as Trustees of the Trust under the
             Will of Robert Walton Goelet for the
             benefit of Robert G. Goelet(1)........................                      248,556            37,283

           Robert G. Goelet, Philip Goelet and Edmond
             de La Haye Jousselin, as Trustees of the
             Trust under Agreement dated July 27, 1935
             for the benefit of Francis Goelet(1)..................                      248,555            37,284

           Robert G. Goelet, Philip Goelet, Christopher
             Goelet, Edmond de La Haye Jousselin and
             Robert S. Rich, as Trustees of the
             Trust under Agreement dated December 18,
             1931 for the benefit of John Goelet(1)................                      773,284           115,993

           Henrietta Goelet and Robert S. Rich, as
             Trustees of the Trust under Agreement
             dated December 17, 1976 for the benefit
             of grandchildren of John Goelet(1)....................                      289,982            43,497

           Robert G. Goelet, Philip Goelet, Christopher
             Goelet, Edmond de La Haye Jousselin and
             Robert S. Rich, as Trustees of the Trust
             under Agreement dated July 27, 1935 for
             the benefit of John Goelet(1).........................                      331,408            49,711

                                  Exhibit E-1


           Robert G. Goelet, Philip Goelet, Christopher
             Goelet, Edmond de La Haye Jousselin and
             Robert S. Rich, as Trustees of the Trust under
             the Will of Robert Walton Goelet for the
             benefit of John Goelet(1).............................                      276,173            41,426

           RGG Limited Partnership(2)..............................                      338,070            50,711

           John H. Manice(3).......................................                       35,389             5,308

           Philip Goelet, Edmond de La Haye Jousselin and
             Amelia M. Berkowitz, as Trustees of the Trust
             under Agreement dated September 4, 1980,
             as amended, for the benefit of Anne de La Haye
             Jousselin(1)..........................................                       35,981             5,397

           Robert G. Manice(3).....................................                       16,956             2,543

           Robert E. Manice, as custodian for
             Henry W. Manice under the New York
             Uniform Transfers to Minors Act(3)....................                        1,627               244

           Robert E. Manice, as custodian for
             Emily P. Manice under the New York
             Uniform Transfers to Minors Act(3)....................                        1,627               244

           Robert E. Manice, as custodian for
             Harriet W. Manice under the New York
             Uniform Transfers to Minors Act(3)....................                        1,627               244

           Amelia M. Berkowitz(3)..................................                       33,883             5,832

           Pamela Manice(3)........................................                       45,558             6,833

           Philip Goelet(3)........................................                      114,377            17,157

           Christopher Goelet(3)...................................                      111,289            16,693

           Gilbert Kerlin(3).......................................                           --           151,604

           Windward Oil & Gas Corporation(2).......................                      590,698            -

           Wave Hill Incorporated(2)...............................                      160,000            -

           Bank Street College of Education(4).....................                      160,000            -

           Putney School(4)........................................                       40,000            -

           Trustees of Columbia University(4)......................                       60,000            -

           Arthur N. Field(3)......................................                        6,241               936
                                                                                     -----------      ------------

           Total...................................................                  6,135,664             920,349
                                                                                                      ============



                                   Exhibit E-2

---------------------

(1)      Trust Selling Stockholder.

(2)      Non-Trust Entity Selling Stockholder.

(3)      Individual Selling Stockholder.

(4)      Charity Selling Stockholder.


                                  Exhibit E-3